CONSOLIDATED NATURAL GAS COMPANY

                NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN



     The purpose of this Non-Employee Directors' Restricted Stock Plan (the "Plan") is to assist Consolidated Natural Gas Company, a Delaware corporation (the "Company"), in retaining and attracting highly qualified persons to serve as non-employee Directors by enabling such Directors to acquire a proprietary interest in the Company, and by providing to such Directors an incentive to continue to serve the Company. The Plan provides for the automatic annual grant to each non-employee Director of 100 shares of the Company's Common Stock, par value $2.75 per share ("Common Stock"), subject to restrictions (the "Restricted Stock").

1.   AMOUNT AND SOURCE OF STOCK

     The aggregate number and class of shares which may be granted as Restricted Stock under the Plan is 15,000 shares of Common Stock, subject to adjustment as provided in Section 7. Such shares may be authorized but unissued shares of Common Stock of the Company or may be shares held in or acquired for the treasury of the Company. Any Restricted Stock granted hereunder which is forfeited pursuant to the terms of the Plan shall not be available for grants under the Plan.

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2.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

     a)  to construe and interpret the Plan;

     b) to make all determinations and take all other actions necessary or advisable for the administration of the Plan, except that the persons entitled to receive Restricted Stock and the dates and amounts of such awards shall be determined as provided in Articles 4, 5 and 6, and the Committee shall have no discretion as to such matters; and

     c) to delegate to Officers or managers of the Company the authority to perform administrative functions under the Plan.

     Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective on September 14, 1993, the date on which it was adopted by the Board, subject to subsequent approval by shareholders of the Company holding not less than a majority of the shares present and voting at a meeting of its shareholders (provided a quorum is present). Unless earlier

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terminated by the Board, the Plan shall terminate at such time that no further
Common Stock is available for grants under the Plan.

4.   ELIGIBILITY

     Each Director of the Company who is not then, and has not been at any time during the previous year, an employee of the Company or any parent or subsidiary of the Company shall be eligible to receive Restricted Stock under the Plan. Notwithstanding the foregoing, no Director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement or other contract entered into by the Company shall be eligible to participate in the Plan. No person other than those specified in this Section 4 shall participate in the Plan.

5.   GRANTS OF RESTRICTED STOCK

     Each person who is an eligible Director of the Company immediately following the Annual Shareholders' Meeting shall receive an annual grant of 100 shares of Restricted Stock on the date of the Annual Shareholders' Meeting.

6.   TERMS OF RESTRICTED STOCK

     Except as hereinafter provided, all Restricted Stock shall be subject to the following terms and conditions:

         (a) Rights and Restrictions. A participant granted Restricted Stock shall be entitled to receive dividends on such Restricted Stock when, as and

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if dividends are declared and paid on Common Stock, such participant shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and such participant shall have all other rights of a shareholder of the Company except as otherwise expressly provided under this
Section 6.  Until restrictions on Restricted Stock expire in accordance with
Section 6(b), a participant shall have no right to sell, transfer, give, assign, pledge or otherwise encumber or dispose of such Restricted Stock (except for transfers and forfeitures to the Company). Restricted Stock shall be granted under the Plan for no consideration other than the services of the Director to be performed during the period the restrictions set forth in this
Section 6 (the "Restrictions") are in effect.

         (b) Expiration of Restrictions. The Restrictions on a Director's Restricted Stock shall lapse in 25% installments on the anniversary date of each grant or shall lapse in total upon the participant Director's retirement at age 70, or the Director's ceasing to serve due to death or disability, whichever first occurs. In the event of a "Change of Control" of the Company as that term is defined in the Company's 1991 Stock Incentive Plan, all Restrictions on all outstanding Restricted Stock will lapse and the Company will repurchase all such shares which were awarded more than six months prior to the Change of Control at the then fair market value.

         (c) Forfeiture. A participant who ceases to serve the Company as a Director shall, at the time he or she ceases to hold office, forfeit any Restricted Stock as to which the Restrictions have not theretofore expired, unless the participant ceases to serve as a Director as a result of the death or following the disability of the Director; for this purpose, "disability" shall

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have the meaning as established in the Company's long-term disability plan provided, however, that, if a participant ceases to serve as a Director and immediately thereafter he or she becomes employed by the Company or any subsidiary of the Company, then, solely for purposes of the Plan, such participant shall not be treated as having ceased service as a Director, and employment by the Company or any subsidiary of the Company shall be treated, for purposes of the Plan, as if such employment were service as a Director (solely so that Restrictions on such participant's Restricted Stock shall continue in effect until lapsed in accordance with Section 6).

         (d) Certificates for Shares of Restricted Stock. Restricted Stock granted under the Plan to a Director shall be evidenced by issuance of one or more certificates in the name of the Director, bearing an appropriate legend referring to the terms, conditions and Restrictions applicable to Restricted Stock, and shall remain in the physical custody of the Secretary of the Company until such time as the Restrictions on such shares have expired. In addition, Restricted Stock shall be subject to such stop-transfer orders and other Restrictions as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder or the rules of any national quotation system or any national securities exchange on which Common Stock is quoted or listed, and the General Counsel may cause a legend or legends to be placed on any such certificates to make appropriate reference to such Restrictions.

         (e) Restricted Stock Agreement; Stock Powers. The Company and each Director to whom Restricted Stock is granted hereunder shall enter into a Restricted Stock Agreement in the form as the Board may approve, to

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evidence the grant of Restricted Stock hereunder.  In addition, each Director to whom Restricted Stock is granted shall execute one or more stock powers, in such form as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company, in order to give effect to the forfeiture provisions of Section 6(c).

7.   ADJUSTMENT PROVISIONS

     In the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, liquidation, dissolution or other similar corporate transaction or event which affects Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of participants' rights under the Plan, then the Board shall, in such manner as it may deem equitable, (i) adjust any or all of the number and kind of shares reserved under the Plan and the number and kind of shares which may thereafter be issued to Directors as Restricted Stock and (ii), if participants holding Restricted Stock would not be affected by the event in substantially the same way as other holders of Common Stock, adjust the number and kind of shares outstanding as Restricted Stock.

8.   AMENDMENT TO THE PLAN

     The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the approval or consent of the Company shareholders or Plan participant, provided that (i), without the approval of the Company shareholders, no amendment, alteration, suspension, discontinuation, or termination of the Plan

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shall be made if shareholder approval is required by any federal or state law or regulation, or any applicable listing requirement or rule of a securities trading system or stock exchange on which the Common Stock is then quoted or listed, or the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; (ii) without the consent of any affected Plan participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such participant relating to any Restricted Stock theretofore granted to him or her; and (iii) any Plan provision that specifies the Directors who may receive Restricted Stock, the amount of Restricted Stock, and the timing of grants to Directors, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii) under the Exchange Act (as initially adopted in SEC Release No. 34-28869, February 8, 1991) or any successor provision thereto, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

9.   GENERAL PROVISIONS

     (a) Compliance with Securities Laws and NASDAQ Requirements. No Restricted Stock shall be granted and no shares shall be distributed in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to any requirement of the National Association of Securities Dealers, Inc. (the "NASD") as a condition to the quotation of the shares on any national quotation system or under any listing agreement between the Company and any national securities exchange, and no grant of Restricted Stock will confer upon any participant rights to such

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distribution, until such laws and other obligations of the Company have been complied with in full.

     (b) No Right to Continue as a Director. Nothing contained in the Plan or any Restricted Stock Agreement shall confer upon any Director any right to continue to serve as a Director of the Company.


     (c) Governing Law. The validity, construction and effect of the Plan and any Restricted Stock Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

Adopted by the Board of Directors:  September 14, 1993.
As Approved by Shareholders:  May 17, 1994.

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